UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 3, 2011

Farmers Capital Bank Corporation
(Exact name of registrant as specified in its charter)

Kentucky	0-14412	61-1017851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 Frankfort, KY	40602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 227-1668

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On July 25, 2011, the Board of Directors (the “Board”) of Farmers Capital Bank Corporation (the “Company”) approved an amendment to the Amended and Restated Bylaws (the “Bylaws”) of the Company. The amendment exempts the chief executive officer of the Company from mandatory retirement from the Company’s Board once the term ends after reaching age 70. Prior to the amendment, all directors of the Company’s Board were required to retire once their term ended after they reached age 70.

The preceding summary is not intended to be complete and is qualified in its entirety by reference to the full text of the amendment to the Bylaws, a copy of such text being attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is included with this report:

Exhibit No.	Exhibit Description

3.2	Amendment to the Amended and Restated Bylaws of Farmers Capital Bank Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers Capital Bank Corporation

Date: 10-3-11	/s/ Doug Carpenter
C. Douglas Carpenter
Executive Vice President, Secretary, and Chief Financial Officer